Exhibit 24.7

DUKE ENERGY OHIO, INC.

Power of Attorney

Registration Statement on Form S-3

The undersigned Duke Energy Ohio, Inc., an Ohio corporation, and certain of its officers and/or directors, do each hereby constitute and appoint Lynn J. Good, David S. Maltz and Robert T. Lucas III, and each of them, to act as attorneys-in-fact for and in the respective names, places and stead of the undersigned, to execute, sign and file with the Securities and Exchange Commission a registration statement or registration statements of said Duke Energy Corporation on Form S-3 and any and all amendments thereto, hereby granting to said attorneys-in-fact, and each of them, full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, or proper to be done in and about the premises, as fully to all intents and purposes as the undersigned, or any of them, might or could do if personally present, hereby ratifying and approving the acts of said attorneys-in-fact.

Executed as of the 29th day of September, 2010.

DUKE ENERGY OHIO, INC. (Registrant)

By:	/s/James E. Rogers
Name: James E. Rogers Title: Chief Executive Officer

SIGNATURE	TITLE

/s/James E. Rogers	Director and Chief Executive Officer
James E. Rogers	(Principal Executive Officer)
/s/Lynn J. Good	Director and Group Executive and
Lynn J. Good	Chief Financial Officer
(Principal Financial Officer)
/s/Steven K. Young	Senior Vice President and Controller
Steven K. Young	(Principal Accounting Officer)
/s/James L. Turner	Director
James L. Turner